UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2021

INSPIRED ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

250 West 57th Street, Suite 415, New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	INSE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

Private Offering of Senior Secured Notes. On May 13, 2021, Inspired Entertainment, Inc. (the “Company”) issued a press release announcing that Inspired Entertainment (Financing) PLC, a wholly owned subsidiary of the Company, priced a private offering of £235.0 million aggregate principal amount of its 7.875% senior secured notes due 2026 (the “Senior Secured Notes”). The Notes priced at 100.00% of the principal amount and the settlement of the offering is expected to occur on or about May 20, 2021, subject to customary closing conditions. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Company intends to use the proceeds from the offering of the Senior Secured Notes (i) to repay its existing £145.8 million senior secured term loan facility and €93.1 million senior secured term loan facility and accrued interest thereon, (ii) to pay fees, commissions and expenses incurred in connection with the refinancing, and (iii) for general corporate purposes, including to close-out derivative contracts entered into in connection with the existing term loan facilities. As part of the refinancing, the Company also intends to put into place a new 4.5 year £20 million super priority senior secured revolving credit facility.

The Senior Secured Notes and related guarantees were offered only to “Qualified Institutional Buyers” within the meaning of Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States in compliance with Regulation S under the Securities Act. The Senior Secured Notes and related guarantees have not been, and will not be, registered under the Securities Act or the securities laws of any state of the United States or other jurisdiction, and the Senior Secured Notes and related guarantees may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state or local securities laws.

The information contained in this Current Report on Form 8-K, including the exhibit hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the Senior Secured Notes or any other securities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated May 13, 2021 issued by Inspired Entertainment, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2021	INSPIRED ENTERTAINMENT, INC.

	By:	/s/ A. Lorne Weil
	Name:	A. Lorne Weil
	Title:	Executive Chairman